EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 22, 2015, between MELA Sciences, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, the Company is contemplating the financing pursuant to this Agreement in order to have sufficient funds available to complete the acquisition of certain assets from Photomedex, Inc. and its subsidiary as set forth in the APA.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Subscription Amount” means the aggregate of the Subscription Amounts.

“APA” means that certain Asset Purchase Agreement by and among the Company, Photomedex, Inc. and Photomedex Technology, Inc.

“Board of Directors” means the board of directors of the Company.

“Broadfin” means Broadfin Capital, LLC and any fund managed or advised by it including, but not limited to, Broadfin Healthcare Master Fund, Ltd.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Bid Price” means the closing bid price of the Common Stock on the Trading Market, as reported by Bloomberg L.P.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ each Purchaser’s obligations to pay such Purchaser’s Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the fifth Trading Day following the date hereof.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Duane Morris LLP, with offices located at 20 South 17th Street, Philadelphia, PA 19103.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

“Debentures” means the 2.25% Senior Secured Convertible Debentures due, subject to the terms therein, on June 22, 2020, issued by the Company hereunder to each of the Purchasers whose Subscription Amount includes Debentures, in the form of Exhibit A attached hereto.

“Debt Securities” means the Debentures and the Notes, or any of them, as the context may require.

“Device” shall have the meaning ascribed to such term in Section 3.1(kk).

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“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Securities may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Escrow Agent” means U.S. BANK NATIONAL ASSOCIATION, a national banking association.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent the other signatories thereto pursuant to which each of the Purchasers shall deposit its Subscription Amount with the Escrow Agent to be applied to the transactions contemplated hereunder and under the APA.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants (provided that such issuances to consultant shall not exceed $200,000 of shares in any 12 month period) of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and securities issued under the other Transaction Documents and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) up to $100,000 per 30 day period, for up to seven 30 day periods, in unregistered Common Stock in lieu of cash for payment of outstanding invoices for products, components and services provided by vendors, or in connection with the sale of the right(s) to such payment(s), in a transaction approved by the Board of Directors; provided that the holders of such shares of Common Stock shall not have any registration rights for such shares or price protections, including but not limited to resets, ratchets or make-whole provisions, and no other consideration shall be paid to the vendor or its assignees in connection with such issuance.

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“Existing Debt Amendments” means the Omnibus Amendment to Transaction Documents entered into as of the Closing Date among the Company and the Purchasers amending the terms of documents relating to the Company’s 4% Senior Secured Convertible Debentures due July 29, 2019, in form and substance satisfactory to the Purchasers.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(kk).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(kk).

“Fully Registered” means the earliest to occur of: (a) one or more Registration Statements have been declared effective by the Commission covering all of the shares of Common Stock which may be issued pursuant to the Debentures and the Warrants, (b) all of the Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Securities may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Securities pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“GP” means Goodwin Procter, LLP, Exchange Place, 53 State Street, Boston, MA 02110.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

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“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Intellectual Property Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit F attached hereto.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Major Investors” means Broadfin and Sabby.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Notes” means the senior secured notes of the Company issued hereunder to each of the Purchasers whose Subscription Amount includes Notes, in the form of Exhibit I attached hereto.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Permitted Indebtedness” shall have the meaning ascribed to such term in the Debentures.

“Permitted Liens” shall have the meaning ascribed to such term in the Debentures.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Post-Closing Agreement” means the Post-Closing Agreement dated as of the Closing Date, entered into between the Company and the Agent, in the form of Exhibit H hereto.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.12(e).

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Debentures, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sabby” means Sabby Management, LLC and any fund managed or advised by it including, but not limited to, Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Debentures, the Notes, the Warrants, the Warrant Shares and the Underlying Shares.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Security Documents” shall mean the Security Agreement and any other documents and filings required thereunder in order to grant the Purchasers a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Shareholder Approval” means such approval required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including approval of the (i) issuance of the Debentures and the issuance of the Conversion Shares upon conversion of the Debentures at $0.75 per share (subject to adjustment as provided therein); (ii) the issuance of the Warrants and the issuance of the Warrant Shares at an exercise price of $0.75 per share (subject to adjustment as provided therein); (iii) the Warrant Amendments (pursuant to which the existing warrants held by each of the Purchasers whose Subscription Amount exceeds $5,000,000 shall be amended such that the exercise price thereof shall be reduced to $0.75 (subject adjustment as provided therein); (iv) the issuance of any Conversion Shares or Warrant Shares that may be issued pursuant to the anti-dilution provisions in the Debentures and/or Warrants; (v) the issuance of shares of Common Stock which may be issued as payment of interest on the Debentures as provided therein; (vi) the Existing Debt Amendments and the issuance of the Notes (if necessary); (vii) amendment of the Company’s certificate of incorporation (the “Charter Amendment”) to increase the number of shares of authorized Common Stock to permit the valid issuance of all of the shares of Common Stock potentially issuable under the Debentures, Warrants and Warrant Amendments; and (viii) any other terms contained in this Agreement or the other Transaction Documents which may require shareholder approval to be given full force and effect.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the sum of (i) the aggregate amount to be paid by such Purchaser for the purchase of Debentures, and (ii) the aggregate amount to be paid by such Purchaser for the purchase of Notes, in each case as specified below such Purchaser’s name on the signature pages to this Agreement, in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

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“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee in the form of Exhibit G attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Over-the-Counter Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Debentures, the Notes, the Warrants, the Registration Rights Agreement, the Warrant Amendments, the Existing Debt Amendments, the Escrow Agreement, the Security Agreement, the Subsidiary Guarantee, all exhibits and schedules thereto and hereto and any other documents, certificates, instruments or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219 and a facsimile number of (718) 921-8336, and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Debentures, upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“Warrant Amendment(s)” means the amendments to each of the warrants to purchase Common Stock held prior to the Closing by each of the Purchasers whose Subscription Amount exceeds $5,000,000, such that the exercise price thereof shall be reduced to $0.75 (subject to adjustment as provided therein), in form and substance satisfactory to such Purchasers.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1           Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $42,500,000 of Subscription Amounts of the Debentures, Notes and Warrants. Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Debentures, Notes and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of GP or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a legal opinion of Company Counsel, substantially in the form of Exhibit E attached hereto;

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(iii)        to each Purchaser whose Subscription Amount includes Debentures, a Debenture with a principal amount equal to such Purchaser’s Subscription Amount for Debentures, registered in the name of such Purchaser and duly executed by the Company;

(iv)        to each Purchaser whose Subscription Amount includes Notes, a Note with a principal amount equal to such Purchaser’s Subscription Amount for Notes, registered in the name of such Purchaser and duly executed by the Company;

(v)         to each Purchaser whose Subscription Amount includes Notes, a Warrant registered in the name of such Purchaser to purchase up to 300,000 Warrant Shares per $1,000,000 of such Purchaser’s Subscription Amount of Notes, with an exercise price equal to $0.75, subject to adjustment as provided therein (such Warrant certificate may be delivered within three Trading Days of the Closing Date);

(vi)        the Security Agreement, duly executed by the Company;

(vii)       the Registration Rights Agreement duly executed by the Company;

(viii)      the Warrant Amendments duly executed by the Company;

(ix)         the Existing Debt Amendments duly executed by the Company and the other parties required thereto (other than the Purchasers);

(x)          the Escrow Agreement duly executed by the Company and the Escrow Agent;

(xi)         the Intellectual Property Security Agreement duly executed by the Company;

(xii)        the Post-Closing Agreement duly executed by the Company; and

(xiii)       such other documents, instruments, certificates or agreements as the Purchasers may reasonably request.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)         to the Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement;

(iii)        the Security Agreement duly executed by the Agent;

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(iv)        the Registration Rights Agreement duly executed by such Purchaser; and

(v)         the Intellectual Property Security Agreement duly executed by the Agent.

2.3           Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the Company shall have received verbal and/or written Nasdaq approval; and

(iv)        the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed, including verbal and/or written Nasdaq approval;

(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)         the APA shall have been duly executed and delivered by all parties thereto and shall be in full force and effect;

(vi)        the Purchasers shall have received evidence satisfactory to the Purchasers that the Closing (as defined in the APA) has been duly consummated or will be duly consummated immediately upon the funding of the Aggregate Subscription Amount and on terms and conditions acceptable to the Purchasers in accordance with the APA without material waiver of any term or condition of the APA which has not been consented to by the Purchasers;

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(vii)       the Aggregate Subscription Amount shall be less than or equal to the Purchase Price (as defined in the APA);

(viii)      the closing of the transactions contemplated by the APA shall be completed simultaneously with the closing of the transactions hereunder; and

(ix)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

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(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby; (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws; (v) Shareholder Approval (collectively, the “Required Approvals”).

(f)          Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company will, in accordance with Section 4.11(a), reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum.

(g)          Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the issuance or exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that has not either (i) been waived by such Person or (ii) expired by its terms. Except as set forth on Schedule 3.1(g) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for Shareholder Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i) or as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)          Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(o)          Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Aggregate Subscription Amount. Neither the Company nor any Subsidiary has been notified that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(r)          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

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(v)         Registration Rights. Other than each of the Purchasers and except as set forth on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(x)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the APA, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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(aa)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)        Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(cc)         No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)        Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ee)         Accountants. The Company’s accounting firm is EisnerAmper LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2015.

(ff)          Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Debt Securities in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)        No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh)        Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(ii)           Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) None of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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(kk)         FDA. To the Company’s knowledge, as to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Device”), such Device is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. Other than as disclosed in the SEC Reports, there is no pending, completed or, to the Company's knowledge, threatened, enforcement action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests licensure, registration, premarket approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Device, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Device, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. To the Company’s knowledge, the properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ll)           Form S-3 Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

(mm)       Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn)        Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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(oo)        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(pp)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq)        Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr)          No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, or any affiliated issuer, nor, to the Company’s knowledge, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

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(ss)         Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities.

(tt)         Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event of which it becomes aware relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(uu)        APA. The Company has provided to the Purchasers true and correct copies of the APA, including true and correct copies of the final disclosure schedules referenced in and/or attached thereto. All of the conditions precedent to the Closing (as defined in the APA) have been satisfied or waived in writing other than the payment of the Purchase Price (as defined in the APA). Immediately upon the funding of the Subscription Amount, the Closing (as defined in the APA) will be consummated in accordance with the terms and conditions of the APA and all applicable laws, without material waiver of any term or condition of the APA that has not been consented to by the Purchasers. The Aggregate Subscription Amount is less than or equal to the Purchase Price (as defined in the APA).

3.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)          Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by such Purchaser or its advisors, if any. Such Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(e)          General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

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(g)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

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(b)          The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

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(c)          Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture is, converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)          In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)          Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

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4.2          Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3          Furnishing of Information; Public Information.

(a)         Until no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)         At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the Aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5           Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation or the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion be required in order to exercise the Warrants or convert the Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby and the APA, including the Transaction Documents, the APA and all material agreements related thereto as exhibits thereto. From and after the issuance of such press release and 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement, the other Transaction Documents, the APA or the documents or transactions contemplated herein or therein. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

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4.7           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8           Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to pay the Purchase Price (as defined in the APA) and related costs, fees and expenses, and not for any other purpose.

4.10         Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (A) any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, or (B) any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.11        Reservation and Listing of Securities.

(a)          The Company shall use its best efforts to promptly seek the Shareholder Approval and, at all times thereafter the Company shall use its best efforts to maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. The Company shall use its best efforts to file the Charter Amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock to permit the exercise of this Warrants and conversion of the Debentures in their entirety within one (1) Business Day of receiving Shareholder Approval.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 135% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use its best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 90th day (120th day in the event of “full review” of the related proxy statement by the Commission) after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

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(c)          The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) use its best efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall provide each shareholder entitled to vote at a special or annual meeting of the shareholders of the Company, at the earliest practical date after the Closing Date, but in no event later than 90 days after the Closing Date (120 days after the Closing Date in the event of a “full review” of the proxy statement), a proxy statement, substantially in the form which has been previously reviewed by the Purchasers and GP, at the expense of the Company, soliciting each shareholder's vote at such shareholder's meeting for approval of resolutions providing for the Shareholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement, and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every three (3) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Securities are no longer outstanding.

4.12        Participation in Future Financing.

(a)          Until the date on which no Debentures, Notes or Warrants remain outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing, subject to each such Purchaser meeting a minimum threshold for participation in such Subsequent Financing determined by the holders of a majority of the principal amount of the Debt Securities then outstanding.

(b)          At least three (3) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

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(c)          Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Subsequent Financing Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such second (2nd) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)          If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Subsequent Financing Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Participation Maximum on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)          If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after all of the Purchasers have received the Subsequent Financing Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.12 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.12.

(f)          The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(g)          The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

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(h)          Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the seventh (7th) Business Day following delivery of the Subsequent Financing Notice. If by such seventh (7th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i)           Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance.

4.13        Subsequent Equity Sales.

(a)          From the date hereof until 90 days after the Underlying Shares are Fully Registered, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

(b)          From the date hereof until the date that is twelve (12) months following the date the Underlying Shares are Fully Registered, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. For purposes of clarity, a Variable Rate Transaction shall include any drawdown on any existing or future at-the-market facility or equity line agreement of the Company. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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(c)          Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents to the extent the holders of Debentures would not be permitted, pursuant to the Debentures, to convert their respective outstanding Debentures, and the holders of warrants would not be permitted, pursuant to the Warrants, to exercise their respective Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d)          Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.14       Equal Treatment of Purchasers.

(a)          No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Debt Securities in amounts which are disproportionate to the respective principal amounts outstanding on the Debt Securities at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(b)   The Purchasers agree that no Purchaser will assign or grant participations in its Notes in any manner other than an assignment or participation in all of the then outstanding Notes that is pro rata in amount assigned of all of the then outstanding Notes until the earlier of (i) 30 days after the date upon which the Company obtains the Shareholder Approval and (ii) November 30, 2015.

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4.15         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.16         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17         Subsidiaries. In the event that the Company hereafter forms or acquires a domestic majority-owned Subsidiary, the Company shall cause such domestic majority-owned Subsidiary to execute and deliver each Purchaser the Subsidiary Guarantee (in addition to complying with the requirements of the Security Agreement).

4.18         Capital Changes. Until the one year anniversary of the date the Underlying Shares are Fully Registered, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Debt Securities, provided that this Section 4.18 shall not apply solely in connection with any reverse stock split that is conducted in order to meet or maintain compliance with the listing standards of any Trading Market.

4.19         [reserved]

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4.20         Deposit Accounts. The Company and its Subsidiaries will deposit all payments from operations into accounts subject to the Control Agreement. Unless a Default has occurred and is continuing, Borrowers will be permitted to utilize such funds for operations.

4.21         Negative Covenants. The Company and each Subsidiary, each severally and not jointly and severally and where and as applicable as expressly indicated below, agree that until none of the Debt Securities remain outstanding, unless the Major Investors waive compliance in writing:

(a)   Creation of Liens on Collateral. Neither the Company nor any Subsidiary will create, assume or suffer to exist any trust deed, mortgage, pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting any or all of the Collateral or accounts of the Company or its Subsidiaries, excluding only Permitted Liens.

(b)   Creation of Liens on Pledged Interests. The Company and its Subsidiaries will not create, assume or suffer to exist any pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting any or all of the Pledged Interests (as such term is defined in the Security Agreement), excluding only Permitted Liens.

(c)   Liquidation or Merger. Neither the Company nor any Subsidiary will liquidate, dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate, pool, operating agreement or other combination, or convey, sell, dispose of, or assign any substantial part of their respective assets (other than inventory in the ordinary course of business). Neither the Company nor any Subsidiary will enter into a Fundamental Transaction (as such term is defined in the Warrants) without the consent of the Major Investors.

(d)   Creation of Debt. Except as provided herein, neither the Company nor any of its Subsidiaries will incur, create or suffer to exist any indebtedness for borrowed money, or issue, discount or sell any obligation of the Company or its Subsidiaries, excluding only Permitted Indebtedness.

(e)   Loan and Guaranties. Neither the Company nor any of its Subsidiaries will make any loans, advances or extensions of credit to any person, firm or corporation nor become a guarantor or surety directly or indirectly unless the Major Investors otherwise consent in writing, except that: Company may make short term operating advances or loans to its Subsidiaries or guarantee obligations of its Subsidiaries in the ordinary course of business.

(f)   Transfers. Except as expressly permitted by this Agreement, the Company and its Subsidiaries will not transfer or permit to be transferred voluntarily or by operation of law any interest in the Collateral, the Subsidiaries or assets of the Company or its Subsidiaries. The Company or its Subsidiaries may create Subsidiaries so long as the Company and its Subsidiaries maintain the ownership and distributable equity interests percentages of not less than 100% as to new Subsidiaries and provides notice to the Major Investors thereof and delivers such additional assignments or amendments to the Security Documents satisfactory to the Major Investors covering such interests.

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(g)   Other Agreements. The Company and its Subsidiaries will not enter into any agreement that limits or restricts the ability of the Company or the Subsidiaries to comply with the terms of this Agreement and the other Transaction Documents.

(h)   Limitation on Distributions and Redemptions. After the occurrence of an event of default, the Company will not declare, pay or make any dividend or distribution directly or indirectly in respect of any stockholder or equity interest or other interest. The Company will not directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any stockholder or equity interest in the Company (whether such interest is now or hereafter issued, outstanding or created) except with prior written consent and approval of the Major Investors.

(i)    Limitation on Investments and New Businesses. Except as otherwise permitted herein, none of the Company or its Subsidiaries will: (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business; (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to their respective present businesses and operations; (c) make any acquisitions of or capital contributions to or other investments in any person or entity (whether by merger, stock purchase, asset purchase or other similar structure); or make any material acquisitions of asset other than in the ordinary course of business.

(j)    Transactions with Affiliates. The Company and its Subsidiaries will not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval).

(k)   Subsidiaries. The Company will not create or own any subsidiary without the prior written notice to the Purchasers including the name, state of organization, list of equity holders, principal place of business and intended purpose, geographical area and scope of business operations. The Company and Subsidiaries agree to cause the execution and delivery of such documents to collaterally assign the Company and its Subsidiaries’ equity interest therein and to pledge, encumber or grant a security interest in such subsidiaries’ assets.

(l)    Repricing. The Company shall not reprice, or change the conversion, exercise or exchange rate or price on any option, warrant or other security convertible into or exercisable or exchangeable for shares of the Company’s capital stock except to the extent explicitly contemplated herein.

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4.22         Affirmative Covenants. Until none of the Debt Securities remain outstanding, unless the Major Investors otherwise consent in writing, the Company and the Subsidiaries, each severally and not jointly and severally, and where and as applicable as expressly indicated below, agree to perform or cause to be performed the following:

(a)   Performance of Obligations. The Company and its Subsidiaries will each pay and perform all obligations under the Transaction Documents and the Security Documents. The Company and its Subsidiaries will perform all of their respective obligations under all material contracts and agreements relating to their respective businesses, and will enforce the performance of the obligations of the other parties thereto.

(b)   Notifications. The Company and its Subsidiaries will give prompt written notice to the Major Investors of: (a) any event of default; (b) any event of default by a Subsidiary under a material contract to such subsidiary’s portion of the business; (c) the breach by the Company of any provisions herein, in the other Transaction Documents or in any of the Security Documents; (d) all material litigation affecting any Company and/or its Subsidiaries or the Collateral; (e) the change or relocation of the principal place of business of any Company and its Subsidiaries; and (f) any other matter which has resulted in, or might result in: (1) a material adverse change in the financial condition of any Company and its Subsidiaries, or (2) a material adverse change in the ability of the Company and its Subsidiaries to perform their respective obligations, warranties, covenants and conditions of the Transaction Documents and Security Documents.

(c)   Records Inspections. The Company and its Subsidiaries will each maintain full and accurate accounts and records of their respective operations on a basis consistent with prior periods. The Company and its Subsidiaries will permit the Major Investors and their designated representatives to have access to the Collateral and the records and accounts relating to the Collateral during normal business hours and upon at least two (2) Business Day’s prior notice to perform such inspections, audits and examinations as the Major Investors might reasonably request from time to time.

(d)   Deposit Accounts. The Company and its Subsidiaries will deposit all payments from operations into accounts subject to a deposit account control agreement as provided in the Security Documents. Unless a default has occurred and is continuing, The Company and its Subsidiaries will be permitted to utilize such funds for operations.

(e)    Additional Documents. The Company and its Subsidiaries will promptly, on demand by the Major Investors, perform or cause to be performed such actions and execute or cause to be executed all such additional agreements, contracts, indentures, documents and instruments as might be reasonably requested by the Major Investors to satisfy the requirements of this Agreement, the Transaction Documents and the Security Documents.

(f)    Governmental Approvals. The Company and its Subsidiaries will each obtain all permits, licenses, and necessary approvals from governmental authorities and abutting landowners which are considered necessary for the proper operation of their respective businesses.

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(g)   Taxes. All taxes, assessments, governmental charges and levies imposed on Company’s and its Subsidiaries’ assets, income and profits will be paid by the entity owing same prior to the date on which penalties attach thereto, provided that the Company and its Subsidiaries will not be required to pay any such charge which is being contested in good faith by proper proceedings as to which adequate reserves have been established.

(h)   Access. Any representative of the Major Investors will have reasonable access to the Collateral and any other property owned by the Company and its Subsidiaries during normal business hours and upon at least two (2) Business Day’s prior notice.

(i)    Operation. The Company agrees to operate its businesses directly, or indirectly through the Subsidiaries, in a prudent and efficient manner consistent with normal industry practices and all governing laws and regulations.

(j)    Qualification; Licenses. The Company and its Subsidiaries will take such actions or cause such actions to be taken as might be required to maintain the existence of all governmental and private permits, licenses and authorities of the Company and its Subsidiaries, necessary or desirable to the continuation of the Company and its Subsidiaries’ businesses and will comply with all statutes and governmental regulations.

(k)   Insurance. Policies of insurance will be continuously maintained by the Company and its Subsidiaries on the Collateral with companies, in amounts equal to the replacement cost of such Collateral, with business interruption, valuable documents and account receivable loss coverage and against risks satisfactory to the Bank. The Company and its Subsidiaries will furnish the Major Investors with copies of all certificates of insurance policies in effect and evidence of payment of the premium for each insurance policy upon the request of the Major Investors.

(l)    Foundation Acquisition. The Company will complete its proposed acquisition pursuant to the APA on the Closing Date, simultaneously with the closing of this Agreement. After such acquisition, all of the assets acquired under the APA will be owned by the Company or a wholly-owned subsidiary of the Company.

ARTICLE V.

MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 25, 2015; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

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5.2           Fees and Expenses. The Company shall reimburse all legal and other due diligence fees and expenses incurred by Broadfin and Sabby (including those of GP and EGS) related to the transactions contemplated herein, in the other Transaction Documents and in the APA. The Company shall promptly pay such costs as requested by Broadfin and/or Sabby (whether at or after the Closing). Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement, or any agreement or instrument annexed as an exhibit hereto, may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, however, unanimous consent shall be required for any amendment that would adversely affect any Purchaser; provided, further, that any amendment that would adversely affect any Purchaser entered into without unanimous consent will be void ab initio. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. The consent of the Major Investors may be satisfied by a written instrument signed, in the case of an amendment, by the Company and the Major Investors holding at least a majority in interest of the Debt Securities then outstanding.

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5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

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5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of Debentures or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant or Debenture (including, issuance of a replacement warrant certificate or debenture evidencing such restored right).

5.14         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through GP. GP does not represent the Purchasers other than Broadfin. EGS does not represent the Purchasers other than Sabby. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

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5.19         Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23         Waiver of Participation Right. Notwithstanding anything herein to the contrary, each of the Purchasers, on behalf of itself and each of its Affiliates, irrevocably and unconditionally waives any and all rights it may have pursuant to that certain Securities Purchase Agreement dated as of July 21, 2014 by and among the Company and the Purchasers named therein, including but not limited to Section 4.12 therein, and which conflict with the consummation of the transactions contemplated in the Transaction Documents.

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5.24         Appointment of Agent. The Purchasers hereby appoint Broadfin Capital, LLC as their agent (in such capacity, the “Agent”) to act as their agent for purposes of exercising any and all rights and remedies of the Purchasers under the Transaction Documents. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Agent, provided that Broadfin Capital, LLC may not be removed as Agent unless Broadfin Healthcare Master Fund, Ltd., then holds less than $1,000,000 in principal amount of Debt Securities; provided, further, that such removal may occur only if the other Purchasers then hold, in the aggregate, not less than $1,000,000 in principal amount of Debt Securities. The Agent shall have the rights, responsibilities and immunities set forth in Annex A hereto. Each of the Purchasers (i) acknowledges that the Agent is acting as agent for the Purchasers holding Debentures as well as the Purchasers holding Notes, (ii) acknowledges that the interests of the Purchasers holding Debentures could be in conflict with the interests of the Purchasers holding Notes, (iii) waives any and all claims it may have at any time regarding any conflict of interest of the Agent, and (iv) releases the Agent from, and indemnifies and holds harmless the Agent against, any such liabilities.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

mela sciences, inc.	Address for Notice:
MELA Sciences, Inc.
By:	50 South Buckhout Street, Suite 1
Michael R. Stewart	Irvington, New York 10533
Chief Executive Officer	Fax: (914) 591-3701
Attention: Chief Executive Officer
With a copy to (which shall not constitute notice):

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103-4196
Fax: (215) 689-4382
Attention: Kathleen M. Shay, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGES TO MELA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount:

Debentures: $_____________

Notes: $______________

Warrant Shares:________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

ANNEX A

to

SECURITIES PURCHASE

AGREEMENT

THE AGENT

1.          Appointment. The Purchasers (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Securities Purchase Agreement to which this Annex A is attached (the “Purchase Agreement”)) hereby designate Sabby Management, LLC (in such capacity, the “Agent”) as the Agent to act as specified herein and in the Transaction Documents. Each Purchaser hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers or rights and remedies and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2.          Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Transaction Documents. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Transaction Documents or in connection therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Transaction Documents a fiduciary relationship in respect of any Debtor or any Purchaser; and nothing in the Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Transaction Documents except as expressly set forth therein.

3.          Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Purchaser, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Purchaser’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Purchaser for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Transaction Documents, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Transaction Documents, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Transaction Documents.

4.          Certain Rights of the Agent. The Agent shall have the right to take any action and to exercise any rights and remedies with respect to the Collateral on behalf of any or all of the Purchasers. To the extent practical, the Agent may request instructions from the Purchasers with respect to any material act or action (including failure to act) in connection with the Transaction Documents, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Purchasers in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Purchaser shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Transaction Documents, and the Debtors shall have no right to question or challenge the authority of, or any instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (is) could reasonably be expected to expose it to personal liability or (ii) is contrary to the Transaction Documents or applicable law.

5.          Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, e-mail or telecopy message, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to the Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Purchaser to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.          Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Purchasers will jointly and severally reimburse and indemnify the Agent, in proportion to their principal amounts of Debt Securities then held, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Transaction Documents, or in any way relating to or arising out of the Transaction Documents except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Purchaser to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

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7.          Resignation by the Agent.

(a)          The Agent may resign from the performance of all its functions and duties under the Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Purchase Agreement) to the Debtors and the Purchasers. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b)          Upon any such notice of resignation, the Purchasers, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c)          If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Purchasers appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Purchasers in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8.          Rights with respect to Collateral. Each Purchaser agrees with all other Purchasers and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to any security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than the Transaction Documents), or take or institute any action against the Agent or any of the other Purchasers in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of the Transaction Documents) and (ii) that such Purchaser has no other rights with respect to the Collateral other than as set forth in the Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Transaction Documents including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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